Exhibit 99.1

INNOVATE Corp. Announces Date Change for First Quarter 2023 Earnings Call
May 2, 2023

NEW YORK, May 02, 2023 (GLOBE NEWSWIRE) -- INNOVATE Corp. (NYSE: VATE) (“INNOVATE” or the “Company”), today announced a change to its first quarter 2023 earnings results and conference call date. The Company will now report its first quarter 2023 financial results after market close on Wednesday, May 10, 2023. The Company will host an earnings conference call reviewing these results, its operations and strategy on the same day, beginning at 4:30 p.m. ET. Conference call details will be posted to the Investor Relations website at www.innovate-ir.com when available.

About INNOVATE Corp.
INNOVATE Corp., is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs approximately 3,902 people across its subsidiaries. For more information, please visit: www.INNOVATECorp.com.

Contacts
Media Contact:
Reevemark
Paul Caminiti/Pam Greene/Luc Herbowy
INNOVATE.Team@reevemark.com
(212) 433-4600

Investor Contact:
Solebury Strategic Communications
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691